UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2016

STEM SALES, INC.
(Exact name of registrant as specified in its charter)

Florida	333-197814	46-5537828
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 West Bay Drive, Suite 418 Largo, FL	33770
(address of principal executive offices)	(zip code)

(727) 415-9409
(registrant’s telephone number, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

In the interest of full disclosure, the Company hereby discloses the following non-public information:

The Company has entered into a non-binding Letter of Intent (“LOI”), dated December 24, 2016, with Kronos Today, LLC, a New York limited liability company (“Kronos Today”), for the acquisition of some of Kronos Today’s assets.  If after a period of due diligence all terms and conditions are agreed and conditions to Closing are met, definitive agreements would be executed.  If Closing occurs as anticipated, these transactions would be dilutive to existing shareholders.  No assurance can be had that the above transactions will be satisfactorily concluded.  If these transactions are in fact concluded, the acquisitions will be reported in a report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STEM SALES, INC.

Dated: December 27, 2016	/s/ ROBERT M. SNIBBE, JR.
Robert M. Snibbe, Jr.
President and Director

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